Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of December 28, 2010, is by and among FIRST BUSEY CORPORATION, a Nevada corporation (the “Company”), and the undersigned (the “Purchaser”).

RECITALS

A.            The Company’s board of directors (the “Board”) has determined that it would be in the best interests of the Company and its stockholders for the Company to raise a significant amount of capital in an offering of shares of a new series of convertible preferred stock of the Company (the “Preferred Shares”) pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 28, 2010 and declared effective June 11, 2010, and an accompanying prospectus supplement (the “Prospectus Supplement”) complying with Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”).

B.            In addition to the offering of Preferred Shares, the Board has also determined that it would be in the best interests of the Company and its stockholders for the Company to raise an additional amount of capital in an offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Registration Statement and the Prospectus Supplement.

C.            Subject only to the conditions set forth in Sections 5.1 and 5.3 hereof, the Purchaser and other individuals executing agreements with the Company identical to this Agreement in all material respects will purchase, in the aggregate, 318.6225 shares of Preferred Shares, which will be (upon the stockholder approvals described in Section 3.1(g) below) convertible automatically into shares of Common Stock, at a price of $4.25 per share and will have substantially the other terms set forth in the form of Certificate of Designation for the Preferred Shares attached hereto as Exhibit A (the “Series B Certificate of Designation”), and the Company desires to issue and sell such shares to the Purchaser and such other individuals.  The Purchaser desires to purchase that number of Preferred Shares set forth beneath the Purchaser’s name on the signature page to this Agreement.

In consideration of the foregoing premises, which are incorporated herein by this reference, and the following mutual promises, covenants and agreements, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions.  Certain of the capitalized terms used but not defined herein have the meanings assigned to them in Annex I (which is incorporated herein by reference).

1.2          Principles of Construction.  With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

ARTICLE 2
PURCHASE AND SALE

2.1          Purchase and Sale of Preferred Shares.  Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company on the Closing Date the number of Preferred Shares as is set forth beneath the Purchaser’s name on the signature page of this Agreement.

2.2          Purchase Price.  The aggregate purchase price for the Preferred Shares to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth below the Purchaser’s name on the signature page to this Agreement.  The Purchaser shall pay $100,000.00 for each Preferred Share to be purchased by the Purchaser at the Closing.

2.3          Closing.  The closing of the purchase and sale of the Preferred Shares (the “Closing”) by the Purchaser shall occur at the offices of counsel to the Company, Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606.  The date and time of the Closing (the “Closing Date”) shall be the Business Day when all the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions to the Closing set forth in Article 5 below (other than any such condition required to be satisfied at the Closing) have been satisfied or waived, or such other date and time as is mutually agreed to by the Company and the Purchaser not more than ten Business Days after such satisfaction (or waiver) of the conditions to the Closing.  At the Closing, the Company and the Purchaser shall make certain deliveries, as specified herein, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

2.4          Delivery of Payment and Preferred Shares.  On the Closing Date, upon its receipt of the Preferred Shares, the Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company pursuant to the Company’s written wire instructions.  At the Closing, the Company shall deliver to the Purchaser the Preferred Shares, each duly executed on behalf of the Company and registered in the name of the Purchaser or its designees.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

(a)           Organization, Legal Capacity and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as currently conducted.

(b)           Bank Holding Company; State Bank Status.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and meets in all material respects the applicable requirements for qualification as such.  Busey Bank, an Illinois state-chartered bank and wholly-owned subsidiary of the Company (the “Bank”), holds the requisite authority from the DFPR to conduct business as a state-chartered bank under the laws of the State of Illinois.

(c)           Authorization and Validity of Agreements.  The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company will not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, law or governmental regulation (including, without limitation, federal and state securities laws and regulations and the rules and regulations of Nasdaq (as defined below)) to which the Company is a party or is subject, nor, upon the Closing, will the consummation of the transactions contemplated hereby conflict with any provisions of the Company’s articles of incorporation or by-laws.

(e)          Company Capitalization.  The authorized capital stock of the Company consists of: (i) 200,000,000 shares of Common Stock; and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this Agreement, there are: (i) (A) 66,380,892 shares of Common Stock issued and outstanding; (B) 1,435,968 shares of Common Stock reserved for issuance pursuant to the Company’s employee benefit plans; and (C) 573,833 shares of Common Stock reserved for issuance upon exercise of the warrant issued to the U.S. Treasury pursuant to the Capital Purchase Program; and (ii) 100,000 shares of preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series T, all of which are issued and outstanding and held by the U.S. Treasury.  It is contemplated that the Company will issue an additional 12,718,635 shares of Common Stock on the date following this Agreement.

(f)            Issuance of Securities.  Upon issuance to the Purchaser, the Preferred Shares will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully-paid and nonassessable, free and clear of any liens, taxes or charges with respect to the use thereof and shall be entitled to the rights and preferences set forth in the Series B Certificate of Designation.  If the Stockholder Approval referred to in Section 3.1(g)(ii) is obtained, upon issuance in accordance with the Series B Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens or charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The Securities are being issued pursuant to the Registration Statement, as supplemented by the Prospectus Supplement, and the issuance of the Securities has been registered by the Company under the Securities Act and will be issued in compliance with all applicable federal and state securities laws.  Upon issuance in accordance with the terms of this Agreement, the Securities will be freely tradable (subject to limitations imposed on certain Affiliates, as such term is defined in Rule 144 of the Securities Act) and, if the Stockholder Approval referred to in Section 3.1(g)(ii) is obtained, upon issuance in accordance with the Series B Certificate of Designation, the Conversion Shares will also be freely tradable (subject to limitations imposed on certain Affiliates, as such term is defined in Rule 144 of the Securities Act) and listed on the Nasdaq Global Select Market (“Nasdaq”).  The Registration Statement was declared effective under the Securities Act on June 11, 2010, and no stop order or other preventing, suspending or withdrawing the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have, to the actual knowledge of the Company, been instituted or are threatened by the SEC.  The Company shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b).  At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed or will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed or will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or fail to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The “Plan of Distribution” section under the Registration Statement permits the issuance of the Securities hereunder and under the other Transaction Documents.  The Company meets all of the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Securities, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act.

(g)           Approvals.

(i)            The Board has: (A) determined that the transactions contemplated hereby and the Series B Certificate of Designation are advisable and in the best interests of the Company; (B) adopted the Transaction Documents and expressly approved the issuance and sale of the Preferred Shares; and (C) approved and resolved to recommend that the Company’s stockholders vote in favor of the Proposal (as defined below).

(ii)           The only vote of the Company’s stockholders required to approve and adopt the conversion of the Preferred Shares into shares of Common Stock is the affirmative vote of a majority of the total votes cast at a duly called meeting of the Company’s stockholders at which the requisite quorum is present to approve the conversion feature of the Preferred Shares as required by Nasdaq (the “Proposal,” and the receipt of sufficient votes required to approve such Proposal, the “Stockholder Approval”).

(iii)          The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Preferred Shares), other than: (A) the filing with the SEC of the Prospectus Supplement; (B) filings required by applicable state securities laws; (C) the filing of any requisite notices and/or application(s) to Nasdaq for the issuance and sale of the Preferred Shares and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby; (D) the filings required in accordance with Section 4.8 of this Agreement; and (E) those that have been made or obtained prior to the date of this Agreement.

(h)           SEC Reports.        The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, collectively, the  “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or failed to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            Financial Statements.  The financial statements of the Company included in the SEC Reports filed prior to the date hereof comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j)            Material Changes. Since the date of the latest audited financial statements included within the SEC Reports filed prior to the date hereof, except as disclosed in subsequent SEC Reports filed prior to the date hereof: (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission; (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company); (v) the Company has not issued any equity securities to any officer, director or affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports filed prior to the date hereof; and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any material contract under which the Company or any of its subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

(k)           No Integrated Offering. None of the Company, its subsidiaries nor, to the Company’s knowledge, any of its affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause the offering of the Preferred Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq.

(l)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received written notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on Nasdaq.

(m)          Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided the Purchaser, or the Purchaser’s agents or counsel, with any information that it believes constitutes or could reasonably be expected to constitute material, nonpublic information except insofar as the Purchaser is a director or executive officer of the Company and the information would otherwise be disclosed to the Purchaser in his or her capacity as a director or executive officer of the Company, or except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release(s) as contemplated by Section 4.8 hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed on the Form 8-K filed pursuant to Section 4.8.

(n)           Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length Purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Preferred Shares.

(o)           No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser or any other individual purchasing Preferred Shares with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(p)           Reports, Registrations and Statements. Since December 31, 2009, the Company and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Bank Regulatory Authority (the “Company Reports”), except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect.  As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the respective Bank Regulatory Authorities.

(q)          Adequate Capitalization. As of September 30, 2010, the Company’s subsidiary insured depository institution met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(r)            Manipulation of Price. Neither the Company nor any of its subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Preferred Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Preferred Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

3.2          Purchaser’s Representations and Warranties.  The Purchaser hereby represents and warrants to the Company as follows:

(a)           Purchaser Information.  All information regarding the Purchaser found on the signature page hereto is complete and accurate.

(b)           Organization, Legal Capacity and Authority.

(i)            If the Purchaser is a legal entity, the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party, and otherwise to carry out its obligations hereunder and thereunder.

(ii)           If the Purchaser is a natural Person, the Purchaser has the legal capacity and the right to execute, deliver, enter into and, consummate and perform the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(c)           Authorization and Validity of Agreements.  The Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of the Purchaser.  Assuming the accuracy of the representations and warranties of the Company contained herein, no prior Bank Regulatory Approval or other approval that has not been received or is not in full force and effect is needed for the Purchaser to enter into this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Purchaser will not: (i) if the Purchaser is a business entity, conflict with any provisions of the Purchaser’s organizational documents; or (ii) subject, conflict with, violate or result in the breach of any agreement, instrument, order, judgment, law or governmental regulation to which the Purchaser is a party or is subject.

(e)           Access to Information.  The Purchaser (or a duly authorized representative thereof) has been furnished with copies of the Prospectus and Prospectus Supplement and has reviewed and considered carefully all information it deems relevant in making an informed decision to purchase the Preferred Shares.  None of such review conducted by or on behalf of the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, and confirms that it has not received or relied upon any such advice from the Company.  The Purchaser understands that its investment in the Securities involves a degree of risk, and agrees that it can afford a complete loss of its investment.

(g)           No Governmental Review.  The Purchaser understands that no governmental authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor has any such governmental authority passed upon or endorsed the merits of the offering of the Securities.  THE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC.

(h)           Contingency of Conversion Feature.  The Purchaser understands that until the Company obtains the Stockholder Approval, the Preferred Shares may not be converted into the Conversion Shares.

(i)            Certain Trading Activities.  The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Purchaser was first contacted by the Company regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Purchaser. “Short Sales” mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).  Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Preferred Shares covered by this Agreement.

ARTICLE 4
COVENANTS

4.1          Stockholders’ Meeting.  The Company shall take all action necessary to duly call, give notice of, convene and hold a special meeting of stockholders for the purpose of obtaining the Stockholder Approval, as promptly as reasonably practicable following the Closing, but in no event later than March 15, 2011 (the “Stockholders’ Meeting,” and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”).  If the Company does not obtain the Stockholder Approval at the Stockholders’ Meeting, the Company agrees that it will take all necessary action to have the Proposal voted upon at subsequent special or annual meetings of stockholders of the Company to be held every three (3) months thereafter until the Stockholder Approval is obtained.

4.2          Proxy Material.  In connection with the Stockholders’ Meeting, the Company will promptly prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, the “Proxy Statement”) related to the consideration of the Proposal at the Stockholders’ Meeting, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by law, mail to its stockholders within the timeframe required by rules and regulations of the SEC the Proxy Statement and all other customary proxy or other materials for meetings such as the Stockholders’ Meeting and otherwise use commercially reasonable efforts to comply with all requirements of law applicable to any Stockholders’ Meeting.  The Proxy Statement shall include the recommendation of the Board that stockholders vote in favor of the adoption of the Proposal at the Stockholders’ Meeting.

4.3          Reservation of Shares.  Subject to receipt of the Stockholder Approval, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance as Conversion Shares, no less than the maximum number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Shares.

4.4          Conduct of Business.  The Company agrees that during the period from the date of this Agreement to the Closing Date, the business and operations of the Company and its subsidiaries shall be conducted in the ordinary course of business consistent with past practice.

4.5          Reasonable Best Efforts; Cooperation.  Each party hereto shall use its reasonable best efforts to satisfy on the timely basis each of the covenants and conditions to be satisfied by it as provided in Article 4 and Article 5 of this Agreement.  Each party hereto shall refrain from taking any action which would render any representation or warranty contained in Article 3 of this Agreement inaccurate in any material respect as of the Closing Date.  Each party shall promptly notify the other of: (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect as of the Closing Date or that would reasonably be expected to cause any of the conditions to closing provided in Article 5 not to be satisfied in the manner contemplated herein; or (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated by this Agreement.

4.6          Bank Regulatory Approvals.  The parties shall file any and all required applications and notices (including any and all required ancillary documents) with the appropriate Bank Regulatory Authorities required to be filed by such party in connection with the transactions contemplated by the Transaction Documents to obtain as promptly as practicable any and all Bank Regulatory Approvals required to be obtained by such party, and shall use reasonable best efforts to take, or cause to be taken, all commercially reasonable actions necessary or advisable to obtain such Bank Regulatory Approvals in a timely manner.

4.7          Further Assurances.  Each party hereto shall execute and deliver such instruments and take such other actions prior to or after Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including without limitation obtaining any required consents or approvals from third parties.

4.8          Securities Laws Disclosure: Publicity.  The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided the Purchaser at any time prior to the filing of the Press Release.  On or before 8:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, nonpublic information delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Transaction Documents, other than any such information the Purchaser obtains in his or her capacity as a director or executive officer of the Company, if applicable.  Without the prior written consent of the Purchaser, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of the Purchaser or its investment adviser in any filing, announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted hereunder.

4.9          Nonpublic Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except with the express written consent of the Purchaser and unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its respective officers, directors, employees and agents not to, and the Purchaser shall not directly solicit the Company, any of its officers, directors, employees and agents to, provide the Purchaser with any material, nonpublic information regarding the Company from and after the filing of the Press Release(s); provided, however, that this Section 4.9 shall not prevent the Purchaser from soliciting or being provided with any material, nonpublic information which would otherwise be disclosed to the Purchaser in his or her capacity as a director or executive officer of the Company, if applicable.

4.10        Securities Law Compliance.  The Prospectus Supplement, containing all information required by the SEC’s rules and regulations, shall be filed in accordance with Rule 424 under the Securities Act. The Company shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities (and the issuance of the Securities pursuant to the Registration Statement) to the Purchaser or subsequent holders. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.11        Listing of Common Stock.  If the Stockholder Approval referred to in Section 3.1(g)(ii) is obtained, the Company shall promptly secure the listing of all of the Conversion Shares for quotation on Nasdaq and each other trading market, if any, upon which the shares of Common Stock are then listed, and maintain the listing of the Conversion Shares on Nasdaq and such other trading market, as applicable. The Company shall maintain the Common Stock’s authorization for quotation on Nasdaq and shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.12.

4.12        Reporting Status.  Until the date on which the Purchaser shall have sold all of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

ARTICLE 5
CLOSING CONDITIONS

5.1          Conditions to the Obligations of Each Party.  The respective obligations of each party to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date with respect to the Preferred Shares of each of the following conditions:

(a)           Governmental Filings and Consents.  All material governmental consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect, including each of the Bank Regulatory Approvals.

(b)           No Injunctions or Restraints.  No court or other governmental authority having jurisdiction over the Company or any of its subsidiaries or the Purchaser shall have instituted, enacted, issued, promulgated, enforced or entered any legal requirement (whether temporary, preliminary or permanent) that is then in effect and that: (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or any of the other Transaction Documents; or (ii) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of this Agreement or any of the other Transaction Documents.

5.2          Conditions to Obligations of the Company.  The obligation of the Company hereunder to issue and sell the Preferred Shares to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a)           The Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           The Purchaser shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by the Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d)           The representations and warranties of the Purchaser contained in Section 3.2 shall be true and correct on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date, except for such failures to be true and correct as individually or in the aggregate, did not, and would not reasonably be expected to result in, a Material Adverse Effect.

5.3          Conditions to Obligations of the Purchaser.  The obligation of the Purchaser hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser (with respect to itself only):

(a)           The Company shall have duly executed and delivered: (i) each of the Transaction Documents; and (ii) stock certificates representing the Preferred Shares (in such number as is set forth beneath the Purchaser’s name on the signature page to this Agreement) being purchased by the Purchaser at the Closing pursuant to this Agreement.

(b)           The Certificate of Designation for the Preferred Shares shall have been duly filed with the Secretary of State of the State of Nevada and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(c)           The Company shall have performed, satisfied and complied in all material respects with each of its respective covenants and agreements contained in this Agreement and required to be performed, satisfied or complied with at or prior to the Closing.

(d)           (i) The Registration Statement shall remain effective at all times up to and including the Closing Date and the issuance of the Preferred Shares to the Purchaser may be made thereunder; (ii) neither the Company nor the Purchaser shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so; and (iii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist.

(e)           The Company shall have delivered to the Purchaser the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(f)            The representations and warranties of the Company contained in Section 3.1 shall be true and correct on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date.

(g)           The Common Stock (I) shall be listed on Nasdaq and (II) shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum maintenance requirements of Nasdaq.

(i)            Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(j)            The Company shall simultaneously issue and deliver at such Closing to the Purchaser hereunder and other purchasers of Preferred Shares in the aggregate at least sufficient number of Preferred Shares against payment of an aggregate purchase price of at least $31,862,250.

(k)           The purchase of Preferred Shares shall not (i) cause the Purchaser or any of its affiliates to violate any bank regulation, or (ii) require the Purchaser or any of its affiliates to file a prior notice with the Federal Reserve or its delegee under the Change in Bank Control Act or the BHC Act or obtain the prior approval of any bank regulator.

ARTICLE 6
TERMINATION

6.1          Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and Purchaser.

6.2          Termination for Failure to Obtain Bank Regulatory Approvals.  With respect to the Purchaser, this Agreement will automatically terminate without further action by any of the parties hereto if, notwithstanding such party’s compliance with Section 4.6 hereof, any Bank Regulatory Authority responsible for a Bank Regulatory Approval has formally notified the parties hereto that a Bank Regulatory Approval will not be obtained with respect to the Purchaser or if such Bank Regulatory Authority requests that the Company or the Purchaser, as applicable, withdraw any application or notice necessary to obtain a Bank Regulatory Approval.

6.3          Termination Because Conditions to Performance Not Met.  This Agreement may be terminated:

(a)           by the Company, with respect to the Purchaser, upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Purchaser pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Section 5.2 hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Company in writing); or

(b)           by the Purchaser upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Company pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Section 5.3 hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Purchaser in writing).

6.4          Termination for Failure to Close by Certain Date.  In the event that the Closing shall not have occurred on or before ten (10) days from the date hereof, then the Purchaser shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Purchaser to any other party; provided, however, the right to terminate this Agreement under this Section 6.4 shall not be available to the Purchaser if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Purchaser’s breach of this Agreement.

6.5          Effect of Termination.  In the event of any termination of this Agreement, this Agreement shall become void and have no effect, without liability to any person in respect  hereof on the part of any party hereto, except for any liability resulting from such party’s breach of this Agreement prior to such termination.

ARTICLE 7

MISCELLANEOUS

7.1          Survival.  The respective representations, warranties, covenants and agreements of the Company and the Purchaser set forth in this Agreement or any other Transaction Document or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing and the consummation of the Transactions contemplated by this Agreement.

7.2          Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws.

7.3          Nontransferable; Successors.  None of the parties to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and personal and legal representatives.

7.4          Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

7.5          Notices.  Any notices delivered pursuant to or in connection with this Agreement shall be delivered to the applicable parties at the addresses set forth below:

If to the Company, to:

First Busey Corporation
100 W. University Avenue
Champaign, Illinois  61820

Telephone:  (217) 365-4516

Facsimile: (217) 365-4592
Attention:  Van Dukeman, President and CEO

With a copy to:

Barack, Ferrazzano, Kirschbaum & Nagelberg LLP

200 W. Madison Street, Suite 3900

Chicago, Illinois 60606

Telephone: (312) 984-3100

Facsimile: (312) 984-3150

Attention:  Robert M. Fleetwood, Esq.

If to the Purchaser, to the address set forth on the signature page hereto.

or to such other Person or place as the Company or the Purchaser, as the case may be, shall furnish to the other parties to this Agreement.

7.6          Entire Agreement.  This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

7.7          Modification.  This Agreement may not be amended except by a written agreement signed by the Company and the Purchaser.

7.8          Severability.  If any provision of this Agreement is held to be prohibited by or invalid under applicable legal requirements, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the transactions contemplated by this Agreement is adversely affected thereby.

7.9          Further Assurances. The parties agree:  (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

7.10        Enforcement of Agreement.  The parties acknowledge and agree that a nonbreaching party would be irreparably damaged if any of the provisions of this Agreement are not performed and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement.

7.11        Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

7.12        Counterparts.  This Agreement and any amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

COMPANY:	PURCHASER:

FIRST BUSEY CORPORATION	[ ]

By:
Name: Van A. Dukeman	[ ]
Title: President and Chief Executive Officer

ADDRESS:

NUMBER OF PREFERRED SHARES:

AGGREGATE PURCHASE PRICE:

Annex I

DEFINED TERMS

(a)           “Bank Regulatory Approvals” means the approvals and consents of each of the Bank Regulatory Authorities which are required to be obtained by any party hereto prior to consummation of the transactions contemplated by this Agreement.

(b)           “Bank Regulatory Authorities” means the Board of Governors of the Federal Reserve System, the FDIC or the DFPR, as applicable.

(c)           “Business Day” means any day other than a Saturday, Sunday or a day on which banks in the State of Illinois are required to be closed in accordance with applicable law or regulation.

(d)           “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

(e)           “DFPR” means the Illinois Department of Financial and Professional Regulation.

(f)            “FDIC” means the Federal Deposit Insurance Corporation.

(g)           “Material Adverse Effect” means any of: (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole; or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(h)           “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

(i)            “Prospectus” means the base prospectus filed with the Registration Statement.

(j)            “Securities” means, collectively, the Preferred Shares and the Conversion Shares.

(k)           “Transaction Documents” means this Agreement, the Series B Certificate of Designation and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement.

(l)            “Transactions” means the sale and issuance of the Preferred Shares to the Purchaser, the issuance of the Conversion Shares, the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated by this Agreement.

(m)          “U.S. Treasury” means the United States Department of the Treasury.

(n)           In addition to the terms defined above, the following terms are defined elsewhere in this Agreement:

Term	Section Reference
Agreement	Preamble
Bank	3.1(b)
BHC Act	3.1(b)

Term	Section Reference
Board	Recitals
Closing	2.3
Closing Date	2.3
Common Stock	Recitals
Company	Preamble
Company Reports	3.1(q)
Exchange Act	3.1(h)
Nasdaq	3.1(f)
Preferred Shares	Recitals
Press Release	4.9
Proposal	3.1(g)(ii)
Proxy Statement	4.2
Purchase Price	2.2
Purchaser	Preamble
Registration Statement	Recitals
SEC	Recitals
SEC Reports	3.1(h)
Securities Act	Recitals
Series B Certificate of Designation	Recitals
Stockholder Approval	3.1(g)(ii)
Stockholder Approval Date	4.1
Stockholders’ Meeting	4.1

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